Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-149297) of Magyar Bancorp, Inc. and subsidiary of our report dated December 21, 2017, relating to the consolidated financial statements as of and for the fiscal year ended September 30, 2017, which appears in this Annual Report on Form 10-K.

/s/ Baker Tilly Virchow Krause, LLP

Iselin, New Jersey

December 20, 2018

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